Exhibit 5.1

McGuireWoods LLP One James Center 901 East Cary Street Richmond, VA 23219-4030 Phone: 804.775.1000 Fax: 804.775.1061 www.mcguirewoods.com

March 2, 2015

Board of Directors

Markel Corporation

4521 Highwoods Parkway

Glen Allen, Virginia 23060

Markel Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Markel Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on or about the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain Common Shares, Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, and Share Purchase Units (collectively, the “Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

The Securities are described in the Registration Statement. We understand that the Debt Securities, the Warrants, the Share Purchase Contracts and the Share Purchase Units will be issued as follows:

(a) the Debt Securities will be issued, in the case of senior Debt Securities, pursuant to that certain Indenture, dated as of June 5, 2001 (the “Senior Indenture”), between the Company and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee, as amended and supplemented from time to time by supplemental indentures (the “Senior Supplemental Indentures”), each to be entered into between the Company and such trustee; or, in the case of subordinated Debt Securities, pursuant to an Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Base Indentures”) to be entered into at a future date between the Company and The Bank of New York Mellon, as trustee, as amended and supplemented from time to time by supplemental indentures (the “Subordinated Supplemental Indentures” and, together with the Senior Supplemental Indentures, the “Supplemental Indentures”; and each Base Indenture, as supplemented by any applicable Supplemental Indenture, an “Indenture,” and together, the “Indentures”), each to be entered into by the Company and such trustee;

(b) the Warrants will be issued pursuant to a warrant agreement to be entered into between the Company and a warrant agent (the “Warrant Agreement”);

(c) the Share Purchase Contracts will be issued pursuant to a purchase contract agreement to be entered into among the Company, a trustee and a purchase contract agent (the “Purchase Contract Agreement”); and

(d) the Share Purchase Units, to be units comprised of a Share Purchase Contract and beneficial interests in debt securities, preferred shares or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase common shares under the Share Purchase Contracts, will be issued pursuant to a unit purchase agreement to be entered into between the Company and a unit agent (the “Unit Purchase Agreement”).

As used herein, the Indentures, the Warrant Agreement, the Purchase Contract Agreement and the Unit Purchase Agreement are referred to, collectively, as the “Subject Documents.”

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC (which exhibits include the Senior Indenture and form of Subordinated Indenture); and

(b) the prospectus contained in the Registration Statement (the “Prospectus”).

In addition we have examined and relied upon the following:

(i) a certificate from the secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and the issuance of the Securities by the Company subject to (1) in the case of each issuance of Securities to be issued by the Company, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors, an authorized committee or authorized officers (the “Authorizing Resolutions”) with respect to such Securities and (2) the other qualifications set forth therein;

(ii) a certificate dated March 2, 2015 issued by the State Corporation Commission of the Commonwealth of Virginia (the “SCC”), attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the Commonwealth of Virginia and the State of New York and the relevant laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of individuals who have signed or will sign the Subject Documents are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Subject Documents are or will be validly existing and in good standing in their respective jurisdictions of formation and have or will have the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed or will sign each Subject Document will have the legal capacity to execute such Subject Document.

(e) Authorization, Execution and Delivery of Subject Documents. The Subject Documents and the documents required or permitted to be delivered thereunder have been or will be duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be duly executed and delivered by such parties.

(f) Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder are or will be valid and binding obligations enforceable against the parties thereto in accordance with their terms, except no such assumption is made as to the Company.

(g) Form and Governing Law of Certain Documents. Each Supplemental Indenture will be consistent with the form required by the applicable Base Indenture. Each Supplemental Indenture, Warrant Agreement, Purchase Contract Agreement and Unit Purchase Agreement will be governed by the laws of the State of New York.

(h) Noncontravention. Neither the issuance of the Securities by the Company or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, (ii) any law or regulation of any jurisdiction applicable to any such party, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound.

(i) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities by the Company or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made.

(j) Registration; Trust Indenture Act. The Registration Statement will be effective under the Securities Act and the Indentures will be qualified under the Trust Indenture Act of 1939.

(k) No Mutual Mistake, Amendments, etc. There has not been, and will not be, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There will be no oral or written statements or agreements that modify, amend or vary, or purport to amend or vary, any of the Base Indentures, except for, as applicable, the Supplemental Indentures.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia, and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Securities.

3. Debt Securities. With respect to any Debt Securities, when (i) Authorizing Resolutions with respect to such Debt Securities have been adopted, (ii) the terms of such Debt Securities and for their issuance and sale have been established in conformity with such Authorizing Resolutions and the applicable Indenture, (iii) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Debt Securities have been authenticated in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. Common Shares. With respect to any Common Shares, when (i) Authorizing Resolutions with respect to such Common Shares have been adopted, (ii) the terms for the issuance and sale of the Common Shares have been established in conformity with such Authorizing Resolutions, (iii) such Common Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (vi) certificates in the form required under the laws of the Commonwealth of Virginia representing such Common Shares are duly executed, countersigned, registered and delivered, if such Common Shares are certificated, such Common Shares will be validly issued, fully paid and non-assessable.

5. Preferred Shares. With respect to any Preferred Shares of any series, when (i) Authorizing Resolutions with respect to such Preferred Shares have been adopted, (ii) the terms of such series of Preferred Shares and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Preferred Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (vi) Articles of Amendment with respect to such series of Preferred Shares have been duly filed with the SCC and the SCC has issued a Certificate of Amendment with respect thereto and (vii) certificates in the form required under the laws of the Commonwealth of Virginia representing such Preferred Shares are duly executed, countersigned, registered and delivered, if such Preferred Shares are certificated, such Preferred Shares of such series will be validly issued, fully paid and non-assessable.

6. Warrants. With respect to any Warrants, when (i) Authorizing Resolutions with respect to the Warrants have been adopted, (ii) the terms of such Warrants and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Warrants have been authenticated or countersigned in accordance with the provisions of the Warrant Agreement, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. Share Purchase Contracts. With respect to any Share Purchase Contracts, when (i) Authorizing Resolutions with respect to the Share Purchase Contracts have been adopted, (ii) the terms of such Share Purchase Contracts and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Share Purchase Contracts have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Share Purchase Contracts have been authenticated or countersigned in accordance with the provisions of the Purchase Contract Agreement, such Share Purchase Contracts will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. Share Purchase Units. With respect to any Share Purchase Units, when (i) Authorizing Resolutions with respect to the Share Purchase Units have been adopted, (ii) the terms of such Share Purchase Units and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Share Purchase Units have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Share Purchase Units have been authenticated or countersigned in accordance with the provisions of the Unit Purchase Agreement, such Share Purchase Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification and Change of Control. The enforceability of any agreement of the Company as may be included in the terms of the Preferred Shares, the Debt Securities, the Warrants, the Share Purchase Contracts, the Share Purchase Units or in any Subject Document relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement of the Company in any Subject Document to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Company regarding the choice of law governing any Subject Document (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern).

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Subject Document.

(d) Unenforceability of Certain Provisions. Provisions contained in the Securities or the Subject Documents which require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any of the Securities or the Subject Documents invalid as a whole.

(e) Choice of New York Law and Forum. To the extent that our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of any Subject Document, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 and N.Y. CPLR 327(b) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents.

(f) Currency Conversion. We advise you that a judgment for money relating to any obligation under a Security or a Subject Document denominated in a currency other than United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP